Exhibit (f)(7)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NUMBER 3
                                       TO
                                 SCHEDULE 13E-4

                          ISSUER TENDER OFFER STATEMENT
      (PURSUANT TO SECTION 13(e)(1) OF THE SECURITIES EXCHANGE ACT OF 1934)

                        MISSISSIPPI VIEW HOLDING COMPANY
                        --------------------------------
                                (Name of Issuer)

                        MISSISSIPPI VIEW HOLDING COMPANY
                        --------------------------------
                        (Name of Person Filing Statement)

                     Common Stock, Par Value $0.10 per Share
                     ---------------------------------------
                         (Title of Class of Securities)

                                   605785 10 4
                                   -----------
                      (CUSIP Number of Class of Securities)

                               Thomas J. Leiferman
                      President and Chief Executive Officer
                        Mississippi View Holding Company
                                35 East Broadway
                       Little Falls, Minnesota 56345-3093
                                 (320) 632-5461

                                 With Copies to:

                             Lloyd H. Spencer, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               One Franklin Square
                               1301 K Street, N.W.
                                 Suite 700 East
                              Washington, DC 20005
                                 (202) 434-4660
--------------------------------------------------------------------------------
                       (Name, Address and Telephone Number
           of Persons Authorized to Receive Notices and Communications
                     on Behalf of Persons Filing Statement)

                                 April 13, 1998
                                 --------------
     (Date Tender Offer First Published, Sent or Given to Security Holders)



CALCULATION                    OF                   FILING                   FEE
--------------------------------------------------------------------------------
Transaction       Valuation*       Amount      of       $4,773,000       $954.60
--------------------------------------------------------------------------------
* For purposes of calculating fee only. Based on the Offer for 222,000 shares at the maximum tender offer price per share of $21.50.

[ ] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount Previously Paid:    $954.60          Filing Party:  Mississippi View Holding Company
Form or Registration No.:  Schedule 13E-4   Date Filed:    April 14, 1998

      This Statement amends and supplements the Issuer Tender Offer Statement (the "Statement") filed on April 14, 1998 and amended on May 1, 1998 and May 8, 1998, relating to the issuer tender offer by Mississippi View Holding Company, a Minnesota corporation (the "Company"), to purchase up to 222,000 shares of common stock, par value $0.10 per share (the "Shares"), at prices not greater than $21.50 nor less than $19.50 per Share upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 13, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which are herein collectively referred to as the "Offer"). The Offer is being made to all holders of Shares, including officers, directors and affiliates of the Company.

Item 9.  Material to be Filed as Exhibits.

      (a)(1)  Form of Offer to Purchase dated April 13, 1998.*

      (a)(2)  Form of Letter of Transmittal.*

      (a)(3)  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and
Other Nominees dated April 13, 1998.*

      (a)(4)  Form of Letter to Clients from Brokers, Dealers, Commercial Banks, Trust
Companies and Other Nominees dated April 13, 1998.*

      (a)(5)  Form of Notice of Guaranteed Delivery.*

      (a)(6)  Form of Letter to Stockholders from the Chief Executive Officer of the Company dated April 13, 1998.*

      (a)(7)  Form of press release issued by the Company dated April 13, 1998.*

      (a)(8)  Form of Letter to Participants in the Community Federal Savings and Loan Association of
Little Falls Employee Stock Ownership Plan dated April 13, 1998.*

      (a)(9)  Form of Letter to Participants in the Community Federal Savings and Loan Association of
Little Falls Profit Sharing Plan dated April 13, 1998.*

      (a)(10) Form of Letter to Participants in the Community Federal Savings and Loan Association of
Little Falls Management Stock Bonus Plan dated April 13, 1998.*

      (a)(11) Form of Letter to Stockholders from the Chief Executive Officer of the Company dated May
1, 1998.**

      (a)(12) Form of press release issued by the Company dated April 30, 1998.**

      (a)(13) Form of press release issued by the Company dated May 12, 1998.

      (b)(1)   Loan agreement with First Federal FSB.**

      (c)(1)    Mississippi View Holding Company Stock Employee Compensation Trust Agreement*

      (c)(2)    Common Stock Purchase Agreement*

      (d)       Not applicable.

      (e)       Not applicable.

      (f)       Not applicable.



-------------------
*     Previously filed on April 14, 1998 with the Schedule 13E-4.
**    Previously filed on May 1, 1998 with Amendment No. 1 to Schedule 13E-4.

                                    SIGNATURE

      After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.





Dated:  May 12, 1998.





                                 MISSISSIPPI VIEW HOLDING COMPANY



                         By:     /s/ Thomas J. Leiferman
                                 -----------------------------------------------
                                 Name:   Thomas J. Leiferman
                                 Title:  President and Chief Executive Officer